Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-274456) and Form S-8 (No. 333-270094) of FingerMotion, Inc. of our report dated May 29, 2025, relating to the consolidated financial statements of FingerMotion, Inc. as of February 28, 2025 and February 29, 2024 and for the years then ended, which appears in this Form 10-K.

/s/ CT International LLP

San Francisco, California
May 29, 2025